Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333‑202855, 33-67190, 333-48498, 333-142247, 333-176371, 333-238305) on Form S-8 and the registration statement (No. 333-229888) on Form S-3ASR of our reports dated March 1, 2022, with respect to the consolidated financial statements of Kadant Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Boston, Massachusetts
March 1, 2022